RESIGNATION FROM SECURUS TECHNOLOGIES, INC. AND SUBSIDIARIES

The undersigned hereby resigns as a Director of Securus Technologies, Inc., a Delaware corporation, and each of its subsidiaries, effective as of 5:00pm, EST, on August 31, 2007.

/s/SAMI MNAYMNEH
SAMI MNAYMNEH